Exhibit 99

News
PPG Media Contact:
Mark Silvey
Corporate Communications
+1-412-434-3046
silvey@ppg.com

PPG Investor Contact:
John Bruno
Investor Relations
+1-412-434-3466
jbruno@ppg.com
investor.ppg.com

PPG Provides Sales Update and Reports Worsening Supply Disruptions and Customer Parts Shortages

PITTSBURGH, September 7, 2021 – PPG (NYSE:PPG) today announced that it expects sales volumes in the third quarter 2021 will be lower by $225 million to $275 million, compared to what the company anticipated at the start of the third quarter. PPG’s sales volumes are being impacted by the increasing disruptions in commodity supplies; further reductions in customer production due to certain parts shortages such as semi-conductor chips; and continuing logistics and transportation challenges in many regions, including the U.S., Europe and China. In addition, raw material inflation for the third quarter is trending higher than previously communicated by about $60 million to $70 million.
The coatings commodity supply disruptions have further deteriorated since the company’s earnings announcement on July 19, due to several additional force majeure declarations and lower material allocations from certain suppliers. The company also continues to assess the full impact of Hurricane Ida, which could include additional supply chain effects.
The company reported that aggregate global economic demand remains robust, and that inventories in many of the company’s end-use channels are at very low levels. When supply conditions normalize, the company continues to expect strong sales growth into 2022. In addition, the company reported that it continues to make measurable progress implementing selling price increases to help offset the elevated raw material costs, and is seeking further increases. Overall price increases for the third quarter are estimated to be about 5% with similar contributions from both operating segments.
Based on the uncertainty created by these continuing and evolving disruptions, the company has elected to withdraw previously communicated financial guidance for the third quarter and full-year 2021.

PPG: WE PROTECT AND BEAUTIFY THE WORLD™
At PPG (NYSE:PPG), we work every day to develop and deliver the paints, coatings and materials that our customers have trusted for more than 135 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. With headquarters in Pittsburgh, we operate and innovate in more than 75 countries and reported net sales of $13.8 billion in

2020. We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets. To learn more, visit www.ppg.com.

Cautionary Statement about Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended and may be identified by their use of words like "plans," "expects," "will," "anticipates," "believes," "intends," "projects," "estimates" or other words of similar meaning. The forward-looking statements contained herein include statements relating to expected third quarter sales volumes, potential additional supply disruptions, fluctuations in cost and availability of raw materials, the ability to achieve selling price increases, business demand trends, and expected future sales growth. These statements are based on information available to PPG as of the date hereof, and actual results could differ materially from those stated or implied, due to market conditions, as well as risks and uncertainties associated with the Company's business. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include statements related to the expected effects on our business of the COVID-19 pandemic, including the pace of recovery from the pandemic, global economic conditions, increasing price and product competition by foreign and domestic competitors, the ability to recover margins, customer inventory levels, the ability to maintain favorable supplier relationships and arrangements, the timing of realization of anticipated cost savings from restructuring and other initiatives, the ability to identify additional cost savings opportunities, difficulties in integrating acquired businesses and achieving expected synergies therefrom, economic and political conditions in international markets, the ability to penetrate existing, developing and emerging foreign and domestic markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions, the unpredictability of existing and possible future litigation, including asbestos litigation, and governmental investigations. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here, in our 2020 Annual Report on Form 10-K and our June 30, 2021 Quarterly Report on Form 10-Q, and in our other filings with the SEC, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, lower sales or earnings, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity.

All information in this release speaks only as of September 7, 2021 and any distribution of this release after that date is not intended and will not be construed as updating or confirming such information. PPG Industries undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law.

We protect and beautify the world is a trademark and the PPG Logo is a registered trademark of PPG Industries Ohio, Inc.